UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:  ☐

Digital Realty Trust, L.P.:  ☐

Item 8.01.	Other Events.

On July 27, 2017, Digital Realty Trust, Inc. announced the following preliminary second quarter 2017 results. Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company” or “the company” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P. We have also separately included in this Current Report on Form 8-K the preliminary second quarter 2017 results of Digital Realty Trust, L.P., our “operating partnership.”

Preliminary Second Quarter 2017 Results for Digital Realty Trust, Inc.

Although our unaudited consolidated financial statements as of June 30, 2017 and for the three and six months ended June 30, 2017 are not yet complete, we have reported the following unaudited preliminary results as of June 30, 2017 and for the three and six months ended June 30, 2017.

Digital Realty Trust, Inc.

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Revenues:
Rental	$412,576	$377,109	$816,702	$748,237
Tenant reimbursements	93,342	88,211	180,630	172,429
Interconnection and other	58,301	48,363	115,526	95,326
Fee income	1,429	1,251	3,324	3,050
Other	341	—	376	91

Total operating revenues	$565,989	$514,934	$1,116,558	$1,019,133

Operating Expenses:
Rental property operating and maintenance	$174,716	$159,548	$344,055	$313,717
Property taxes	28,161	27,449	55,080	54,780
Insurance	2,576	2,241	5,168	4,653
Depreciation and amortization	178,111	175,594	354,577	344,610
General and administrative	37,509	34,189	72,156	65,445
Transaction and integration expenses	14,235	3,615	17,558	5,515
Other	24	—	24	(1)

Total operating expenses	$435,332	$402,636	$848,618	$788,719

Operating income	$130,657	$112,298	$267,940	$230,414

Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	$8,388	$4,132	$13,712	$8,210
Gain (loss) on sale of properties	380	—	(142)	1,097
Interest and other income	367	(3,325)	518	(3,949)
Interest expense	(57,582)	(59,909)	(113,032)	(117,170)
Tax expense	(2,639)	(2,252)	(4,862)	(4,361)
Loss from early extinguishment of debt	—	—	—	(964)

Net income	$79,571	$50,944	$164,134	$113,277

Net income attributable to noncontrolling interests	(920)	(569)	(1,945)	(1,353)

Net income attributable to Digital Realty Trust, Inc.	$78,651	$50,375	$162,189	$111,924
Preferred stock dividends	(14,505)	(22,424)	(31,898)	(44,848)
Costs on redemption of preferred stock	(6,309)	—	(6,309)	—

Net income available to common stockholders	$57,837	$27,951	$123,982	$67,076

	June 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Investments in real estate:
Properties:
Land	$795,822	$746,822
Acquired ground leases	10,692	11,335
Buildings and improvements	10,838,278	10,267,525
Tenant improvements	537,018	532,787

Total investments in properties	$12,181,810	$11,558,469

Accumulated depreciation and amortization	(2,929,095)	(2,668,509)

Net investments in properties	9,252,715	8,889,960
Investment in unconsolidated joint ventures	103,881	106,402

Net investments in real estate	9,356,596	8,996,362
Cash and cash equivalents	22,383	10,528
Accounts and other receivables, net (1)	229,450	203,938
Deferred rent	423,188	412,269
Acquired above-market leases, net	19,716	22,181
Goodwill	778,862	752,970
Intangibles, net	1,494,083	1,522,378
Restricted cash	18,931	11,508
Assets held for sale	87,882	56,097
Other assets	148,480	204,354

Total assets	$12,579,571	$12,192,585

LIABILITIES AND EQUITY
Global revolving credit facility (2)	$563,063	$199,209
Unsecured term loan	1,520,482	1,482,361
Unsecured senior notes, net of discount	4,351,148	4,153,797
Mortgage loans, including premiums	2,927	3,240
Accounts payable and other accrued liabilities	850,602	824,878
Accrued dividends and distributions	—	144,194
Acquired below-market leases, net	76,099	81,899
Security deposits and prepaid rents	181,007	168,111
Obligations associated with assets held for sale	2,949	2,599

Total liabilities	$7,548,277	$7,060,288

Commitments and contingencies
Equity:
Stockholders’ Equity:
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series F Cumulative Redeemable Preferred Stock (3)	—	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012
Common Stock: $0.01 par value, 265,000,000 shares authorized (7)	1,611	1,582
Additional paid-in capital	5,991,753	5,764,497
Accumulated dividends in excess of earnings	(1,722,610)	(1,547,420)
Accumulated other comprehensive loss, net	(110,709)	(135,605)

Total stockholders’ equity	$4,996,815	$5,096,015

Noncontrolling Interests:
Noncontrolling interests in operating partnership	27,909	29,684
Noncontrolling interests in consolidated joint ventures	6,570	6,598

Total noncontrolling interests	$34,479	$36,282

Total equity	$5,031,294	$5,132,297

Total liabilities and equity	$12,579,571	$12,192,585

(1)	Net of allowance for doubtful accounts of $4,930 and $7,446 as of June 30, 2017 and December 31, 2016, respectively.

(2)	As of July 31, 2017, our operating partnership’s global revolving credit facility had a balance of approximately $137.1 million, excluding committed letters of credit of $20.9 million.
(3)	Series F Cumulative Redeemable Preferred Stock, 6.625%, $0 and $182,500 liquidation preference, respectively ($25.00 per share), 0 and 7,300,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively. All outstanding shares of Series F Cumulative Redeemable Preferred Stock were redeemed on April 5, 2017.
(4)	Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.
(5)	Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.
(6)	Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.
(7)	Common Stock: 162,183,489 and 146,384,247 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.

The balance sheet data as of June 30, 2017 has been derived from Digital Realty Trust, Inc.’s preliminary unaudited consolidated balance sheet as of June 30, 2017, and the income statement data for the three and six months ended June 30, 2017 has been derived from Digital Realty Trust, Inc.’s preliminary unaudited consolidated income statements for the three and six months ended June 30, 2017. These preliminary unaudited consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements of Digital Realty Trust, Inc. and, in the opinion of our management, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. However, the unaudited consolidated financial statements of Digital Realty Trust, Inc. as of June 30, 2017 and for the three and six months ended June 30, 2017 are subject to completion and review by our independent registered accounting firm. Digital Realty Trust, Inc.’s unaudited consolidated balance sheet as of June 30, 2017 and unaudited consolidated income statements for the three and six months ended June 30, 2017 may differ significantly from the preliminary results it has reported. The balance sheet data as of December 31, 2016 has been derived from the audited consolidated balance sheet as of December 31, 2016 for Digital Realty Trust, Inc., and the income statement data for the three and six months ended June 30, 2016 has been derived from unaudited consolidated income statements for the three and six months ended June 30, 2016 of Digital Realty Trust, Inc. The operating results for interim periods are not necessarily indicative of the operating results to be expected for the full year or any future period.

Preliminary Second Quarter 2017 Results for Digital Realty Trust, L.P.

Although the unaudited consolidated financial statements as of June 30, 2017 and for the three and six months ended June 30, 2017 for Digital Realty Trust, L.P. are not yet complete, we are reporting the following unaudited preliminary results as of June 30, 2017 and for the three and six months ended June 30, 2017.

Digital Realty Trust, L.P.

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Revenues:
Rental	$412,576	$377,109	$816,702	$748,237
Tenant reimbursements	93,342	88,211	180,630	172,429
Interconnection	58,301	48,363	115,526	95,326
Fee income	1,429	1,251	3,324	3,050
Other	341	—	376	91

Total operating revenues	$565,989	$514,934	$1,116,558	$1,019,133

Operating Expenses:
Rental property operating	$174,716	$159,548	$344,055	$313,717
Property taxes	28,161	27,449	55,080	54,780
Insurance	2,576	2,241	5,168	4,653
Depreciation and amortization	178,111	175,594	354,577	344,610
General and administrative	37,509	34,189	72,156	65,445
Transaction and integration expenses	14,235	3,615	17,558	5,515
Other	24	—	24	(1)

Total operating expenses	$435,332	$402,636	$848,618	$788,719

Operating income	$130,657	$112,298	$267,940	$230,414

Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	$8,388	$4,132	$13,712	$8,210
Gain on sale of assets	380	—	(142)	1,097
Interest and other income	367	(3,325)	518	(3,949)
Interest expense	(57,582)	(59,909)	(113,032)	(117,170)
Tax expense	(2,639)	(2,252)	(4,862)	(4,361)
Loss from early extinguishment of debt	—	—	—	(964)

Net income	$79,571	$50,944	$164,134	$113,277

Net income attributable to noncontrolling interests in consolidated joint ventures	(113)	(112)	(234)	(233)

Net income attributable to Digital Realty Trust, L.P.	$79,458	$50,832	$163,900	$113,044

Preferred units distributions	(14,505)	(22,424)	(31,898)	(44,848)
Costs on redemption of preferred units	(6,309)	—	(6,309)	—

Net income available to common unitholders	$58,644	$28,408	$125,693	$68,196

	June 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Investments in real estate:
Properties:
Land	$795,822	$746,822
Acquired ground leases	10,692	11,335
Buildings and improvements	10,838,278	10,267,525
Tenant improvements	537,018	532,787

Total investments in properties	$12,181,810	$11,558,469

Accumulated depreciation and amortization	(2,929,095)	(2,668,509)

Net investments in properties	9,252,715	8,889,960
Investment in unconsolidated joint ventures	103,881	106,402

Net investments in real estate	9,356,596	8,996,362
Cash and cash equivalents	22,383	10,528
Accounts and other receivables, net (1)	229,450	203,938
Deferred rent	423,188	412,269
Acquired above-market leases, net	19,716	22,181
Goodwill	778,862	752,970
Intangibles, net	1,494,083	1,522,378
Restricted cash	18,931	11,508
Assets held for sale	87,882	56,097
Other assets	148,480	204,354

Total assets	$12,579,571	$12,192,585

LIABILITIES AND CAPITAL
Global revolving credit facility (2)	$563,063	$199,209
Unsecured term loan	1,520,482	1,482,361
Unsecured senior notes, net of discount	4,351,148	4,153,797
Mortgage loans, including premiums	2,927	3,240
Accounts payable and other accrued liabilities	850,602	824,878
Accrued dividends and distributions	—	144,194
Acquired below-market leases, net	76,099	81,899
Security deposits and prepaid rents	181,007	168,111
Obligations associated with assets held for sale	2,949	2,599

Total liabilities	$7,548,277	$7,060,288

Commitments and contingencies
Capital:
Partners’ capital:
General Partner:
Preferred units	836,770	1,012,961
Common units	4,270,754	4,218,659
Limited Partners	32,579	34,698
Accumulated other comprehensive loss	(115,379)	(140,619)

Total partners’ capital	$5,024,724	$5,125,699

Noncontrolling interests in consolidated joint ventures	6,570	6,598

Total capital	$5,031,294	$5,132,297

Total liabilities and capital	$12,579,571	$12,192,585

(1)	Net of allowance for doubtful accounts of $4,930 and $7,446 as of June 30, 2017 and December 31, 2016, respectively.
(2)	As of July 31, 2017, our operating partnership’s global revolving credit facility had a balance of approximately $137.1 million, excluding committed letters of credit of $20.9 million.

The balance sheet data as of June 30, 2017 has been derived from Digital Realty Trust, L.P.’s preliminary unaudited consolidated balance sheet as of June 30, 2017, and the income statement data for the three and six months ended June 30, 2017 has been derived from Digital Realty Trust, L.P.’s preliminary unaudited consolidated income statements for the three and six months ended June 30, 2017. These preliminary unaudited consolidated financial statements have been prepared on a basis consistent with audited consolidated financial statements of Digital Realty Trust, L.P. and, in the opinion of our management, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. However, unaudited consolidated financial statements as of June 30, 2017 and for the three and six months ended June 30, 2017 of Digital Realty Trust, L.P. are subject to completion and review by our independent registered accounting firm. Digital Realty Trust, L.P.’s unaudited consolidated balance sheet as of June 30, 2017 and unaudited consolidated income statements for the three and six months ended June 30, 2017 may differ significantly from the preliminary results reported herein. The balance sheet data as of December 31, 2016 has been derived from audited consolidated balance sheet as of December 31, 2016 for Digital Realty Trust, L.P., and the income statement data for the three and six months ended June 30, 2016 has been derived from unaudited consolidated income statements for the three and six months ended June 30, 2016 of Digital Realty Trust, L.P. The operating results for interim periods are not necessarily indicative of the operating results to be expected for the full year or any future period.

In addition, the unaudited condensed consolidated interim financial statements of DuPont Fabros Technology, Inc. as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016 are filed as Exhibit 99.1 hereto.

Second Quarter Leasing and Investment Activity

During the second quarter 2017, we signed new leases representing approximately $34 million of annualized GAAP rental revenue, including an approximately $8 million contribution from interconnection, and signed renewal leases representing approximately $65 million of annualized GAAP rental revenue. Rental rates on renewal leases signed during the second quarter of 2017 increased 6.5% on a cash basis and 9.3% on a GAAP basis.

Other Recent Developments

Preferred Stock Redemption

As previously disclosed, on April 5, 2017, we redeemed all 7,300,000 outstanding shares of our 6.625% series F cumulative redeemable preferred stock, or the series F preferred stock, for $25.01840 per share. The redemption price was equal to the liquidation preference of $25.00 per share, plus accrued and unpaid dividends up to but not including the redemption date. We funded the redemption with borrowings under our operating partnership’s global revolving credit facility, which our operating partnership distributed to us in connection with its redemption of all 7,300,000 of its outstanding series F preferred units held by Digital Realty Trust, Inc.

Forward Equity Settlement

As previously disclosed, on May 16, 2016, we entered into forward sale agreements with each of Bank of America, N.A., Citibank N.A. and JPMorgan Chase Bank, N.A., London Branch (collectively, the “Forward Counterparties”), relating to the forward issuance and sale of 14,375,000 shares of our common stock at a public offering price of $96.00 per share.

On September 27, 2016, we physically settled a portion of the forward sale agreements by issuing an aggregate of 12,000,000 shares of our common stock to the Forward Counterparties in exchange for net proceeds of approximately $1.1 billion. Following such settlement, 2,375,000 shares of our common stock remained subject to the forward sale agreements. On May 19, 2017, we physically settled the remaining shares subject to the forward sale agreements by issuing an aggregate of 2,375,000 shares of our common stock to the Forward Counterparties in exchange for net proceeds of approximately $211.1 million.

Euro Note Private Placement

As previously disclosed, on May 22, 2017, Digital Euro Finco, LLC, a wholly owned indirect finance subsidiary of Digital Realty Trust, L.P., issued and sold €125 million aggregate principal amount of its Floating Rate Guaranteed Notes due 2019 (the “Euro Notes”), to an institutional investor in a private placement. The Euro Notes will bear interest at a rate per annum, reset quarterly, equal to three-month EURIBOR plus 0.50%, and the interest rate for the initial interest period will be 0.169%. Interest on the Euro Notes is payable quarterly in arrears on February 22, May 22, August 22 and November 22 of each year, beginning on August 22, 2017. The Euro Notes are senior unsecured obligations of Digital Euro Finco, LLC and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P.

Net proceeds from the offering were approximately €124.6 million after deducting estimated offering expenses. We used the net proceeds from the offering of the Euro Notes to temporarily repay borrowings under our operating partnership’s global revolving credit facility and for general corporate purposes.

DFT Merger

As previously disclosed, on June 8, 2017, we entered into an Agreement and Plan of Merger (the “DFT Merger Agreement”) with DuPont Fabros Technology, Inc., a Maryland corporation (“DFT”), and DuPont Fabros Technology, L.P., a Maryland limited partnership (the “DFT OP” and, together with DuPont, the “DFT Parties”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the DFT Parties will be merged with and into our wholly owned subsidiaries (the “DFT Merger”). Pursuant to the terms and conditions in the DFT Merger Agreement, at the effective time of the DFT Merger, (i) each share of DFT common stock, $0.001 par value per share, issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.545 (the “Exchange Ratio”) shares of DLR common stock, $0.01 par value per share, (the “Common Consideration”); and (ii) each share of 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share, of DFT (the “DFT Preferred Stock”) will be converted into the right to receive one share of a newly designated class of preferred stock of Digital Realty Trust, Inc., the 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, having substantially similar rights, privileges, preferences and interests as the DFT Preferred Stock. In addition, (i) each outstanding share of restricted DFT common stock will vest and all restrictions thereon will lapse, and each such restricted share will be cancelled in exchange for the right to receive the Common Consideration, (ii) each outstanding award of performance stock units granted by DFT will vest and be cancelled and converted into the right to receive the Common Consideration, and (iii) each outstanding and unexercised option to purchase shares of DFT common stock will be automatically converted into an option covering a number of shares of our common stock equal to the number of shares of DFT common stock subject to such option immediately prior to the effective time of the DFT Merger multiplied by the Exchange Ratio, rounded down to the nearest whole share, with an exercise price per share equal to the exercise price per share of such option immediately prior to the effective time of the DFT Merger, divided by the Exchange Ratio, rounded up to the nearest whole cent.

Also at the effective time of the DFT Merger, each unit of partnership interests in the DFT OP issued and outstanding immediately prior to the effective time held by a limited partner of the DFT OP will be converted into the right to receive 0.545 common units in Digital Realty Trust, L.P. In the alternative, limited partners in the DFT OP may elect to redeem their units of partnership interests in the DFT OP in order to receive the Common Consideration.

The consummation of the DFT Merger is subject to certain customary closing conditions, including, among others, approval by the holders of a majority of the outstanding shares of DFT common stock, approval of the issuance of DLR common stock by a majority of the votes cast by the holders of DLR common stock at a special meeting of DLR stockholders, the absence of certain legal impediments to the consummation of the mergers, the effectiveness of a registration statement on Form S-4 filed by Digital Realty Trust, Inc. in connection with the mergers, approval for listing on the New York Stock Exchange of the shares of DLR common stock to be issued in connection with the mergers, the absence of a material adverse effect on either Digital Realty Trust, Inc. or DFT and compliance by the parties to the DFT Merger Agreement with their respective obligations under the DFT Merger Agreement. The obligations of the parties to consummate the mergers are not subject to any financing condition or the receipt of any financing by DLR. DLR has, therefore, obtained a financing commitment to provide a senior unsecured bridge loan facility in the original principal amount of up to $1.4 billion (the “Bridge Loan Facility”) to fund, if necessary, the repayment, redemption and/or discharge of certain DFT debt obligations and the payment of transaction expenses in connection with the DFT Merger pursuant to a commitment letter (the “Bridge Commitment Letter”) from Citigroup Global Markets Inc. (“CGMI”) on behalf of CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi may determine, and Bank of America, N.A. (“Bank of America”) on behalf of Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and/or any of their affiliates as MLPFS and Bank of America may determine. Borrowings, if any, under the Bridge Loan Facility will bear interest at a rate based on the highest of the agent’s base rate, the federal funds rate plus  1⁄2 of 1%, or one-month LIBOR plus 1%, in each case, plus an applicable margin based on DLR’s credit rating. The interest rates will increase (i) by 0.25% from and after the date that is three months after the date the Bridge Loan Facility closes, (ii) by an additional 0.25% from and after the date that is six months after the date the Bridge Loan Facility closes (for an aggregate increase of 0.50%); and (iii) by an additional 0.25% from and after the date that is nine months after the date the Bridge Loan Facility closes (for an aggregate increase of 0.75%). The Bridge Loan Facility will mature 364 days after the closing date of the DFT Merger. The funding of the Bridge Loan Facility provided for in the Bridge Commitment Letter is contingent on the satisfaction of customary conditions, including but not limited to (i) the execution and delivery of definitive documentation with respect to the Bridge Loan Facility in accordance with the terms set forth in the Bridge Commitment Letter and (ii) the consummation of the DFT Merger in accordance with the DFT Merger Agreement. The actual documentation governing the Bridge Loan Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Bridge Commitment Letter. DLR has also obtained a financing commitment to provide a secured mortgage loan facility of up to $104.0 million (the “Mortgage Loan Facility”) to one or more wholly owned subsidiaries of DLR OP pursuant to a commitment letter (the “Mortgage Commitment Letter”) from CGMI on behalf of CGMI and Citi and/or any of their affiliates as Citi may determine, and Bank of America on behalf of Bank of America and MLPFS and/or any of their affiliates as MLPFS and Bank of America may determine. Borrowings, if any, under the Mortgage Loan Facility will, at the lenders’ option, bear interest at (i) a fixed interest rate equal to the greater of (a) the sum of (I) 2% plus (II) the 5-year “offer side” swap rate and (b) 3.70% or (ii) a floating rate per annum equal to one-month LIBOR plus 275 basis points. The Mortgage Loan Facility will mature (i) if the lenders elect the fixed rate option, five years from the closing date of the mergers or (ii) if the lenders elect the floating rate option, three years from the closing date of the DFT Merger, subject to two additional one-year extension options. The Mortgage Loan Facility provided for in the Mortgage Commitment Letter, if funded, will be secured by real property collateral of DLR or one of its subsidiaries to be identified by the arrangers under the Mortgage Commitment Letter. The funding of the Mortgage Loan Facility provided for in the Mortgage Commitment Letter is contingent on the satisfaction of customary conditions, including but not limited to (i) the execution and delivery of definitive documentation with respect to the Mortgage Facility in accordance with the terms set forth in the Mortgage Commitment Letter, (ii) the consummation of the DFT Merger in accordance with the DFT Merger Agreement and (iii) satisfaction of the real estate due diligence of the arrangers under the Mortgage Commitment Letter. The actual documentation governing the Mortgage Loan Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Mortgage Commitment Letter.

The DFT Merger Agreement may be terminated under certain circumstances by DFT, including prior to approval by its stockholders, in the event that DFT receives a competing proposal that DFT concludes is a Superior Proposal (as defined in the Merger Agreement), so long as the Superior Proposal was not preceded by a material breach by DFT of the non-solicitation provisions of the DFT Merger Agreement. In addition, Digital Realty Trust, Inc. may terminate the DFT Merger Agreement under certain circumstances and subject to certain restrictions. Upon a termination of the DFT Merger Agreement, under certain circumstances, DFT will be required to pay a termination fee to Digital Realty Trust, Inc. of $150 million. Digital Realty Trust, Inc. will be required to pay to DFT a termination fee of $300 million if Digital Realty Trust, Inc. fails to consummate the DFT Merger upon satisfaction or waiver of the conditions to the closing of the DFT Merger or if Digital Realty Trust, Inc.’s board of directors changes or qualifies its recommendation or fails to include its recommendation in the joint proxy statement.

Rationale for the DFT Merger

We believe that the DFT Merger will provide a number of strategic and financial benefits, including the following:

•	Enhances Ability to Serve Top U.S. Metropolitan Areas: DFT’s portfolio is concentrated in top U.S. data center metropolitan areas across Northern Virginia, Chicago and Silicon Valley. We believe that the transaction will help grow our presence in strategic, high-demand metropolitan areas with strong growth prospects, while achieving significant diversification benefits for DFT from the combination with our existing footprint of 145 properties across 33 global metropolitan areas.

•	Expands Hyper-Scale Product Offering: DFT’s 12 purpose-built, in-service data centers are expected to significantly expand our hyper-scale product offering and improve our ability to meet the rapidly growing needs of cloud and cloud-like customers, in addition to enterprise customers undertaking the shift to a hybrid cloud architecture. Conversely, the transaction is expected to enable DFT to address a broader set of customers’ data center requirements, with the addition of our colocation and interconnection product offerings.

•	Solidifies Blue-Chip Customer Base: DFT’s impressive roster of investment grade customers is expected to further enhance the credit quality of our existing customer base. Following the DFT Merger, on a combined basis, investment grade or equivalent customers are expected to represent more than 50% of total revenue. The transaction also is expected to significantly reduce DFT’s customer concentration. Following the DFT Merger, the combined company’s top three customers as of March 31, 2017 would have accounted for approximately 18% of annualized base rent compared to 57% for DFT on a standalone basis. The following table sets forth information regarding the 20 largest tenants of the combined company by annualized base rent as of the periods indicated:

Customer	Number of Locations	Percentage of Annualized Base Rent(1)
1. IBM	24	6.2%
2. Fortune 50 Software Company	15	6.0%
3. Facebook, Inc.	13	5.9%
4. CenturyLink, Inc.	49	4.6%
5. Rackspace	7	2.7%
6. Equinix	20	2.7%
7. Oracle America, Inc.	14	2.6%
8. Fortune 25 Investment Grade-Rated Company	6	2.4%
9. Fortune 500 SaaS Provider	6	2.2%
10. LinkedIn Corporation	6	2.0%
11. AT&T	46	2.0%
12. Yahoo!(2)	4	1.7%
13. JPMorgan Chase & Co.	16	1.5%
14. Verizon	53	1.2%
15. Morgan Stanley	9	1.1%
16. SunGard Availability Services LP	9	1.1%
17. NTT Communications Company	14	1.1%
18. Tata Communications	18	1.0%
19. Dropbox	8	1.0%
20. HP Enterprise Services	5	0.9%

Note: For DLR represents consolidated portfolio plus managed portfolio of unconsolidated joint ventures based on ownership percentage. Includes DLR tenants as of March 31, 2017 and DFT tenants as of April 1, 2017. Direct tenants may be entities named above or their subsidiaries or affiliates.

(1)	Calculation based on annualized base rent (monthly contractual base rent before abatements under existing leases as of March 31, 2017 (in the case of DLR) and April 1, 2017 (in the case of DFT), multiplied by 12).
(2)	Yahoo! is comprised of a lease at DFT’s ACC4 that has been fully subleased to another DFT customer.

•	Development Pipeline Provides External Growth Potential: DFT’s six data center development projects currently under construction are 48% pre-leased and represent 78.6 megawatts, or MW, of critical load and a total expected investment of approximately $750 million, which is roughly a 26% expansion of its standalone critical load capacity. These projects are located in Ashburn, Chicago, Santa Clara and Toronto, which are all metropolitan areas where we have an existing presence. These six projects are expected to be delivered over the next 12 months, representing a solid pipeline of future growth potential. In addition, DFT owns strategic land holdings in Ashburn and Oregon and future development capacity in Toronto, which will support the future delivery of up to 163 MW of incremental capacity, along with 56 acres of land recently acquired in Phoenix.

•	Size and Scale Generate Incremental Benefits: We believe that the two companies’ operating models are highly complementary, and the combined company following the DFT Merger is expected to provide the most comprehensive product offering in the data center sector. Given the enhanced size and scale, the combined company is also expected to have a highly-efficient cost structure and an attractive EBITDA margin relative to other U.S.-based publicly-traded data center REITs.

•	Creates Substantial Anticipated Cost Efficiencies and Financial Benefits: The combination of the two companies is expected to create an opportunity to realize up to $18 million of annual overhead savings, resulting from both companies’ complementary business operations. Upon closing, the transaction is expected to further improve balance sheet strength.

Joint Venture Secured Financing

On June 29, 2017, we closed a $135 million 10-year mortgage on the Westin Building Exchange, in Seattle, Washington, which is owned in a 50/50 joint venture partnership with Clise Properties. The new $135 million mortgage financing bears interest at a fixed rate of 3.29% per annum and matures in July 2027, replacing the existing $101 million secured loan bearing interest at a fixed rate of 6.37% per annum and maturing in September 2017. The new, non-recourse mortgage loan will be interest-only during the 10-year term, with the entire principal amount due at maturity.

Pounds Sterling Notes Offering

As previously disclosed, on July 21, 2017, Digital Stout Holding, LLC, of which Digital Realty Trust, L.P. is the sole member, issued and sold £250 million aggregate principal amount of 2.750% Guaranteed Notes due 2024 (the “2024 Notes”) and £350 million aggregate principal amount of 3.300% Guaranteed Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “GBP Notes”). The GBP Notes are senior unsecured obligations of Digital Stout Holding, LLC and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. The GBP Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Net proceeds from the offering were approximately £592.3 million after deducting managers’ discounts and estimated offering expenses. We intend to use the net proceeds from the offering of the 2024 Notes to fund a portion of the repayment, redemption and/or discharge of DFT debt and the payment of certain transaction fees and expenses incurred in connection with the DFT Merger. If the net proceeds from the offering of the 2024 Notes (and other financing sources) exceed the amount needed to fund the contemplated repayment of DFT debt and the payment of transaction fees and expenses incurred in connection with the DFT Merger, we intend to use such excess net proceeds to temporarily repay borrowings under our operating partnership’s global revolving credit facility, acquire additional properties or businesses, fund development opportunities and to provide for working capital and other general corporate purposes, including potentially for the repurchase, redemption or retirement of other outstanding debt or equity securities. If the DFT Merger is not consummated on or prior to December 15, 2017, or the DFT Merger Agreement is terminated at any time prior to such date, we will be required to redeem the 2024 Notes on a special mandatory redemption date at a redemption price equal to 101% of the principal amount of the 2024 Notes, plus accrued and unpaid interest, if any, up to, but not including, the redemption date. We intend to use the net proceeds from the offering of the 2029 Notes to temporarily repay borrowings outstanding under our operating partnership’s global revolving credit facility, to acquire additional properties or businesses, fund development opportunities and to provide for working capital and other general corporate purposes, including potentially for the repurchase, redemption or retirement of outstanding debt or equity securities.

DFT Merger Litigation

Following the announcement of the DFT Merger, three purported stockholder class actions were filed in United States District Court for the District of Columbia captioned Scarantino v. DuPont Fabros Technology, Inc., et al., No. 1:17-cv-01428 (D.D.C.) (filed July 18, 2017); Canchola v. DuPont Fabros Technology, Inc., et al., No. 1:17-cv-01481 (D.D.C.) (filed July 24, 2017); and Lawrence v. DuPont Fabros Technology, Inc., et al., No. 1:17-cv-01465 (D.D.C.) (filed July 24, 2017). All three complaints allege purported violations of the federal securities laws and name as defendants DFT and the members of the DFT Board. The Scarantino complaint also names as defendants DFT OP, the company, our operating partnership and certain of our affiliates. Plaintiffs in each of the three actions allege primarily that the disclosures regarding the proposed merger in the Proxy Statement were inadequate in violation of Section 14(a) and 20(a) of the Securities Exchange Act of 1934, and Rule 14a-9. Plaintiffs seek to enjoin the merger, or damages in the event that it is consummated, along with costs and attorneys’ fees.

While we believe that the allegations in the Scarantino complaint are without merit and intend to defend vigorously against these allegations, we cannot assure you as to the outcome of these, or any similar future lawsuits, including the costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation or settlement of these claims.

Additional Information and Where to Find It

On July 10, 2017, we filed a proxy statement/prospectus in connection with the DFT Merger. Investors and our stockholders are urged to read carefully the proxy statement/prospectus and other relevant materials because they contain important information about the DFT Merger. Investors and stockholders may obtain free copies of these documents and other documents filed by us with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by us by going to our corporate website at www.digitalrealty.com or by directing a written request to: Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials before making any voting decision with respect to the DFT Merger.

Interests of Participants

The company and its directors and executive officers and DFT and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DFT in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus referred to above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the company’s or DFT’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by our or DFT’s stockholders; the risk that a condition to closing of the proposed transaction may not be satisfied; our and DFT’s ability to consummate the mergers; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of our and DFT’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of the company or the combined company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which we and DFT operate, as detailed from time to time in each of our and DFT’s reports filed with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2016, our current report on Form 8-K filed July 10, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated interim financial statements of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P. as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016 are filed as Exhibit 99.1 hereto.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited condensed consolidated financial statements of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P. as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 2, 2017

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Unaudited condensed consolidated financial statements of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P. as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016.